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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-02792, Form S-4 No. 333-05977, Form S-4 No. 333-42655, Form
S-3 No. 333-02746, and Form S-3 No. 333-67054) of Orthodontic Centers of America, Inc. and in the related Prospectuses of our report dated March 18, 2003, with respect to the consolidated financial statements and schedule of Orthodontic Centers of America, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                   /s/ Ernst & Young LLP

New Orleans, Louisiana
March 27, 2003